Exhibit 21

             LIST OF SUBSIDIARIES OF COEUR D'ALENE MINES CORPORATION

     The following subsidiaries of Coeur d'Alene Mines Corporation as of December 31, 2000, are wholly owned.

     Name of Subsidiary                         State/Country of Incorporation
     ------------------                         ------------------------------
     Coeur Australia, Inc.                            Australia
     Coeur Rochester, Inc.                            Delaware
     Coeur Bullion Corporation                        Idaho
     Coeur Explorations, Inc.                         Idaho
     Coeur Alaska, Inc.                               Delaware
     Coeur Silver Valley Inc.                         Delaware
     CDE Chilean Mining Corporation                   Delaware
     CDE Mexico, S.A. de C.V                          Mexico
     Callahan Mining Corporation                      Arizona
     Compania Minera CDE Fachinal Limitada            Chile
     Compania Minera CDE Petorca                      Chile
     Empresa Minera Manquisi                          Bolivia
     Earthworks Technology, Inc.                      Delaware

     The  following  is  a  list  of  the   subsidiaries  of  Callahan  Mining
Corporation:


     Name of Subsidiary               State of           Percentage of
     ------------------            Incorporation          Ownership
                                   -------------         -------------
     Coeur New Zealand, Inc.         Delaware                100%